Florida
Loan No. 340025
Sun Ariana LLC

This Note, in the principal amount of $6,000,000.00, constitutes an amended and restated renewal of a term promissory note dated June 9, 2004 in the original principal amount of $13,357,743.00 (the "BOA Note") made by the maker hereof, jointly and severally with other of its affiliates, to Bank of America, N.A., ("BOA") with an outstanding principal balance in the amount of $11,731,806.97 as of the date this Note is signed.

Lender herein has acquired, contemporaneously herewith, all of BOA's right, title and interest in and to the BOA Note and the BOA Mortgage (hereinafter defined) securing same from the prior owner thereof, Sun Communities Operating Limited Partnership.

Documentary stamp tax and intangible tax were previously paid with respect to the BOA Note and BOA Mortgage on a Multi-State Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture filing in favor of BOA dated June 9, 2004,  recorded in Official Records Book 5821 at Page 704 and re-recorded in Official Records Book 5962, Page 1830 of the Public Records of Polk County, Florida (the "BOA Mortgage") based, respectively, on (1) a documentary stamp tax base of $4,340,604.70 and (2) intangible tax base of $3,480,448.20.  Therefore, documentary stamp tax and intangible tax are being paid upon recording of the mortgage securing this Note respectively in the amounts of $5,807.90 and $5,039.10 based on the difference between the $6,000,000.00 principal amount of this Note and the said documentary stamp tax base and intangible tax base of the BOA Note and BOA Mortgage in the amounts of $1,659,395.30 and $2,519,551.80 respectively.

AMENDED AND RESTATED RENEWAL PROMISSORY NOTE
$6,000,000.00    As of January 24, 2014
(Date)

THIS AMENDED AND RESTATED RENEWAL PROMISSORY NOTE (this "Note") is made by SUN ARIANA LLC, a Michigan limited liability company, hereinafter called "Borrower", for the benefit of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, who, together with any subsequent holder of this note, is hereinafter called "Lender", in substitution for and in replacement of, but not in repayment of, the following note of Borrower, which Lender holds (which notes are hereinafter referred to as the "Existing Note"):

Promissory Note dated June 9, 2004 ("Bank Note") in the original principal amount of $13,357,743.00 executed by Borrower, Aspen-Byron Project, LLC, a Michigan limited liability company ("Aspen-Byron") and Sun Woodlake Estates LLC, a Michigan limited liability company ("Woodlake") in favor of Bank of America, N.A., a national banking association which

Bank Note was endorsed and transferred by the holder thereof to Sun Communities Operating Limited Partnership ("Sun"); Sun as the owner and holder of the Bank Note, fully and completely freed, released and discharged Aspen-Byron and Woodlake from all of their respective obligations arising out of or under the Bank Note.

The outstanding indebtedness under the Existing Note upon which documentary stamp tax has been paid, $4,340,604.70, together with the additional principal amount of One Million Six Hundred Fifty-nine Thousand Three Hundred Ninety-five and 30/100ths Dollars ($1,659,395.30) which is being advanced pursuant to this instrument or so much as shall have been advanced from time to time are hereby continued, combined and consolidated to constitute one indebtedness in the aggregate principal amount of SIX MILLION DOLLARS ($6,000,000.00). The manner and timing of payment and the other terms, covenants, agreements and provisions of the Existing Note are hereby modified, amended and restated in their entirety so that henceforth the terms, provisions, covenants and agreements thereof shall be as set forth herein, and in the event of any conflict in the terms, provisions, covenants or agreements between the Existing Note and this Note, this Note shall prevail.

NOW THEREFORE, For value received, Borrower promises to pay to the order of Lender, at 720 E. Wisconsin Avenue, Milwaukee, WI 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United States, the principal sum of SIX MILLION DOLLARS or so much thereof as shall have been advanced from time to time plus interest on the unpaid principal balance outstanding from time to time at the rate and payable as follows:

Interest shall accrue from the date of advance until maturity at the rate of four and twenty hundredths percent (4.20%) per annum (the "Interest Rate").
Accrued interest only on the amount advanced shall be paid on the fifteenth day of the month following the date of advance ("Amortization Period Commencement Date"). On the fifteenth day of the following month and on the fifteenth day of each month thereafter until maturity, installments of principal and interest shall be paid in the amount of $29,342.00. If any due date (other than the Maturity Date as hereinafter defined) for payment of installments of principal and interest hereunder falls on a day which is not a Business Day (as defined in the Master Loan Agreement (as hereinafter defined)), then such due date shall be deemed to have fallen on the next succeeding Business Day.
Interest will be calculated assuming each month contains thirty (30) days and each calendar year contains three hundred sixty (360) days. In the event of a partial month, however, interest for such partial month will be calculated based on the actual number of days the principal balance of this Note is outstanding in the month and the actual number of days in the calendar year.
Payments shall be made directly to Lender by electronic transfer of funds using the Automated Clearing House System initiated by Borrower.

After a second late payment, Borrower shall thereafter be required to make payments by electronic transfer of funds using the Automated Clearing House System initiated by Lender for the remainder of the term of this Note. All installments shall be applied first in payment of interest, calculated monthly on the unpaid principal balance, and the remainder of each installment shall be applied in payment of principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on February 13, 2026 (the "Maturity Date").

This Note may be prepaid in accordance with the provisions of the Master Loan Agreement (as hereinafter defined).

Borrower acknowledges and agrees that the Interest Rate hereunder shall be increased if certain financial statements and other reports and evidence of insurance acceptable to Lender are not furnished to Lender, all as described in more detail in accordance with Article III of the Master Loan Agreement entitled "Financial Statements" and Article VI of the Master Loan Agreement entitled "Insurance; Application of Insurance Loss Proceeds".

This Note is secured by multiple Lien Instruments of even date herewith executed by Borrower, Sun Island Lakes LLC, a Michigan limited liability company ("Island Lakes"), Sun Kings Lake LLC, a Michigan limited liability company ("Kings Lake"), and Sun Indian Creek LLC, a Michigan limited liability company ("Indian Creek"), (Island Lakes, Kings Lakes and Indian Creek, collectively, the "Other Borrower"), which Lien Instruments encumber the Property identified in that certain Master Loan Agreement executed by Borrower, Other Borrower and Lender of even date herewith (as amended from time to time in accordance with its terms, the "Master Loan Agreement"). The terms of the Master Loan Agreement, as it may be amended from time to time in accordance with its terms, are incorporated into this instrument by this reference as if fully set forth herein. To the extent any terms of this Note conflict with the terms of the Master Loan Agreement, the terms of the Master Loan Agreement shall control. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Loan Agreement.

Upon the occurrence of an Event of Default (as defined in the Master Loan Agreement), the whole unpaid principal hereof and accrued interest shall, at the option of Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such option being hereby expressly waived.

All parties at any time liable, whether primarily or secondarily, for payment of indebtedness evidenced hereby, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection; consent to the extension by Lender of the time of said payments or any part thereof; further consent that the real or collateral security or any part thereof may be released by Lender, without in any way modifying, altering, releasing, affecting, or limiting their respective liability or the lien of the Lien Instruments; and agree to pay reasonable attorneys' fees and expenses of collection in case this Note is placed in the hands of an attorney for collection or suit is brought hereon and any attorneys' fees and expenses incurred by Lender to enforce or preserve its rights under any of the Loan Documents in any bankruptcy or insolvency proceeding.

No provision of this Note shall require the payment or permit the collection of interest, including any fees paid which are construed under applicable law to be interest, in excess of the maximum permitted by law. If any such excess interest is collected or herein provided for, or shall be adjudicated to have been collected or be so provided for herein, the provisions of this paragraph shall govern, and Borrower shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. Any such excess collected shall, at the option of Lender, unless otherwise required by applicable law, be immediately refunded to Borrower or credited on the principal of this Note immediately upon Lender's awareness of the collection of such excess.

All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Master Loan Agreement.

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This Note, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the State of Florida.

SUN ARIANA LLC, a Michigan limited
liability company

By:    Sun Communities Operating Limited
Partnership, a Michigan limited
partnership, its member

By:    Sun Communities, Inc., a
Maryland corporation,
its general partner

By: /s/ Karen J. Dearing
Name:    Karen J. Dearing
Title:    Executive Vice President